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                              [SYNAGRO LETTERHEAD]



                                                        CONTACT:  Ross M. Patten
                                                                   CEO, Chairman
                                                                  (713) 369-1700
FOR IMMEDIATE RELEASE:  August 15, 2000

               SYNAGRO ANNOUNCES COMPLETION OF BIO GRO ACQUISITION

HOUSTON, TEXAS, AUGUST 15, 2000 --- SYNAGRO TECHNOLOGIES, INC. (NASDAQ SMALLCAP:
SYGR), one of the country's leading independent, full service providers of residuals management services, announced today that it has completed the acquisition of the Bio Gro business from Waste Management, Inc., for approximately $200 million. The purchase price was financed with approximately $92 million of senior debt, $26 million of senior subordinated debt, $53 million of assumed debt, and $29 million in voting convertible preferred stock. As a result of this and previous transactions, GTCR Golder Rauner, LLC, through two of its investment funds, owns approximately 62,500 shares of voting convertible preferred stock, which represents approximately 53% of Synagro's outstanding common stock assuming conversion of all of the Company's outstanding voting convertible preferred stock.

Bio Gro, headquartered in Millersville, Maryland, is a leading provider of organic residuals management services in North America generating approximately $120 million in annual revenues. Bio Gro provides a full range of biosolids management services to municipalities and industrial customers through four primary business sectors: land application, thermal drying and pelletizing, composting, and dewatering. Founded in 1978, Bio Gro services over 160 contracts for customers in 24 states. These customers include many major cities such as New York City, Baltimore, Charlotte, Chicago, and Los Angeles. Bio Gro has more than 2,200 land application permits and a land base of over 500,000 acres. In addition, Bio Gro operates three of the largest and most advanced thermal drying and pelletizing facilities in the United States.

Ross M. Patten, Synagro's Chief Executive Officer, said, "Since the announcement of the Bio Gro acquisition in May, we have worked very hard with the Bio Gro management team to ensure a smooth and successful integration. We are very excited for our shareholders, the clients of both Synagro and Bio Gro, and our industry. With expanded service capabilities that include the most advanced Class A and Class B technologies, a well-respected workforce, and unmatched facilities experience, the Bio Gro acquisition allows Synagro to compete for tremendous internal growth opportunities in the residuals management industry." Mr. Patten also noted that "this acquisition, along with those closed earlier in the year, increases Synagro's pro forma annual revenues to approximately $230 million with corresponding pro forma annual earnings before interest, taxes, depreciation, and amortization ("EBITDA") of approximately $60 million, which represents increases of 307% and 477% over Synagro's reported year ended December 31, 1999 results of $56.5 million and $10.4 million, respectively."

Synagro is the fastest growing company focused on organic residuals management services, and has operations located throughout the country. In addition to pursuing acquisitions in key

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markets, the company is positioning itself as the national provider of biosolids services to municipalities and wastewater privatization projects throughout
North America.

This press release contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties or other factors not under the Company's control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to, (1) the ability to find, timely close, and integrate acquisitions, (2) changes in accounting practices and treatment for acquisitions, (3) unseasonable weather, (4) changes in government regulations, and (5) the ability to access debt and equity financing when needed. Other factors are discussed in the Company's periodic filings with the Securities and Exchange Commission.